As filed with the Securities and Exchange Commission on July 19, 2000
                                                       Registration No. 333-____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                               ------------------


                           IRWIN FINANCIAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


             INDIANA                                        35-1286807
 (State or Other Jurisdiction of                          (IRS Employer
   Incorporation or Organization)                       Identification No.)

                 500 WASHINGTON STREET, COLUMBUS, INDIANA 47201
               (Address of Principal Executive Offices) (Zip Code)

                       IRWIN UNION BANK AND TRUST COMPANY
                 BUSINESS DEVELOPMENT BOARD COMPENSATION PROGRAM
                            (Full Title of the Plan)

                                 ELLEN Z. MUFSON
                           IRWIN FINANCIAL CORPORATION
                              500 WASHINGTON STREET
                                  P.O. BOX 929
                               COLUMBUS, IN 47201
                     (Name and Address of Agent For Service)

                                  812-376-1020
          (Telephone Number, Including Area Code, of Agent For Service)

                               ------------------


                         CALCULATION OF REGISTRATION FEE


Title of Securities       Amount to             Proposed Maximum              Proposed Maximum               Amount of
 to be Registered        be Registered     Offering Price Per Share(1)    Aggregate Offering Price(1)    Registration Fee
--------------------     -------------     ---------------------------    ---------------------------    -----------------
Common Stock, no            300,000
par value                   Shares                  $14.66                       $4,398,000                    $1161
====================    ==============     ===========================    ===========================    ================

(1) The registration fee has been calculated pursuant to Rule 457(c) and (h) under the Securities Act of 1933 based upon the average of the high and low prices for the Common Stock as reported by the Nasdaq National Market on July 12, 2000.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information required by this section will be given to those persons who participate in the Irwin Union Bank and Trust Company Business Development Board Compensation Program, all of whom are members of the local business development boards of Irwin Union Bank and Trust Company. Such documents are not required to be filed with the Commission as a part of the Registration Statement or as an Exhibit.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission ("Commission") pursuant to the Securities Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

     (a) The registrant's Annual Report on Form 10-K for the year ended December 31, 1999, File No. 0-6835.

     (b) The registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, as amended by Form 10-Q/A filed with the Commission on May 16, 2000, File No. 0-6835.

     (c) The registrant's Current Report on Form 8-K dated February 8, 2000, File No. 0-6835.

     (d) The information set forth under the caption "Description of Common Shares" in the registrant's Registration Statement on Form 10 filed pursuant to Section 12(g) of the Exchange Act, Registration No. 0-6835.

     All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all of the securities offered hereby have been sold or deregistering all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Indiana Business Corporation Law ("IBCL"), the provisions of which govern the Registrant, empowers an Indiana corporation to indemnify present and former directors, officers, employees, or agents or any person who may have served at the request of the corporation as a director, officer, employee, or agent of another corporation ("Eligible Persons") against liability incurred in any proceeding, civil or criminal, in which the Eligible Person is made a party by reason of being or having been in any such capacity, or arising out of his status as such, if the individual acted in good faith and reasonably believed that (a) the individual was acting in the best interests of the corporation, or (b) if the challenged action was taken other than in the individual's official capacity as an officer, director, employee or agent, the individual's conduct was at least not opposed to the corporation's best interests, or (c) if in a criminal proceeding, either the individual had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful.

The IBCL further empowers a corporation to pay or reimburse the reasonable expenses incurred by an Eligible Person in connection with the defense of any such claim, including counsel fees; and, unless limited by its Articles of Incorporation, the corporation is required to indemnify an Eligible Person against reasonable expenses if he is wholly successful in any such proceeding, on the merits or otherwise. Under certain circumstances, a corporation may pay or reimburse an Eligible Person for reasonable expenses prior to final disposition of the matter. Unless a corporation's articles of incorporation otherwise provide, an Eligible Person may apply for indemnification to a court which may order indemnification upon a determination that the Eligible Person is entitled to mandatory indemnification for reasonable expenses or that the Eligible Person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances without regard to whether his actions satisfied the appropriate standard of conduct.

Before a corporation may indemnify any Eligible Person against liability or reasonable expenses under the IBCL, a quorum consisting of directors who are not parties to the proceeding must (1) determine that indemnification is permissible in the specific circumstances because the Eligible Person met the requisite standard of conduct, (2) authorize the corporation to indemnify the Eligible Person and (3) if appropriate, evaluate the reasonableness of expenses for which indemnification is sought. If it is not possible to obtain a quorum of uninvolved directors, the foregoing action may be taken by a committee of two or more directors who are not parties to the proceeding, special legal counsel selected by the Board or such a committee, or by the shareholders of the corporation.

In addition to the foregoing, the IBCL states that the indemnification it provides shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any provision of the articles of incorporation or bylaws, resolution of the board of directors or shareholders, or any other authorization adopted after notice by a majority vote of all the voting shares then issued and outstanding. The IBCL also empowers an Indiana corporation to purchase and maintain insurance on behalf of any Eligible Person against any liability asserted against or incurred by him in any capacity as such, or arising out of his status as such, whether or not the corporation would have had the power to indemnify him against such liability.

The registrant's Amended Articles of Incorporation provide for indemnification as a matter of right to any director, officer or employee of the registrant who has been successful on the merits of a claim against him, and for indemnification under certain other circumstances where allowed, by the action of disinterested members of the Board of Directors.

The registrant has purchased $5 million in directors' and officers' liability insurance, the effect of which is to indemnify the directors and officers of the registrant and its subsidiaries against certain losses caused by errors, misstatement or misleading statements, wrongful acts, omissions, neglect or breach of duty by them or similar matters claimed against them in their capacities as directors or officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

     4.1 Articles of Incorporation, as amended. (Incorporated by reference to Exhibit 3(b) to Form 10-K report for the year ended December 31, 1999, File No. 0-6835).

     4.2 Code of By-laws as amended to date. (Incorporated by reference to Exhibit 3(ii)3(a) to Form 10-K report for the year ended December 31, 1997, File No. 0-6835).

     5.1 Opinion of Vedder, Price, Kaufman & Kammholz regarding the legality of any original issuance of Common Stock.

     23.1 Consent of PricewaterhouseCoopers LLP.

     23.2 Consent of Vedder, Price, Kaufman & Kammholz (included in Exhibit
          5.1).

     24.1 Power of Attorney (included on the Signature Pages of the Registration Statement).

ITEM 9.   UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs 1(i) and 1(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Indiana, on June 30, 2000.

                                                   IRWIN FINANCIAL CORPORATION

                                                    By:  /s/William I. Miller
                                                         ----------------------
                                                         William I. Miller,
                                                         Chairman of the Board


                                POWER OF ATTORNEY

     Know all men by these presents, that each person whose signature appears below constitutes and appoints William I. Miller, John A. Nash and Matthew F. Souza, and each or any of them (with full power to act alone), his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto those attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby rectifying and confirming all that those attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on the dates and in the capacities indicated:


     SIGNATURE                         TITLE                     DATE
----------------------            -----------------      ------------------

/s/Sally  A. Dean                     Director              June 30, 2000
----------------------
   Sally A. Dean

/s/David W. Goodrich                  Director              June 30, 2000
----------------------
   David W. Goodrich

/s/John T. Hackett                    Director              June 30, 2000
----------------------
   John T. Hackett

/s/William H. Kling                   Director              June 30, 2000
----------------------
   William H. Kling

     SIGNATURE                          TITLE                     DATE
-------------------------        ------------------        -------------------
/s/Brenda J. Lauderback               Director                 June 30, 2000
-------------------------
   Brenda J. Lauderback

/s/John C. McGinty, Jr.               Director                 June 30, 2000
-------------------------
   John C. McGinty, Jr.

/s/William I. Miller        Director, Chairman of the Board    June 30, 2000
-------------------------     (Principal Executive Officer)
   William I. Miller

/s/John A. Nash              Director, President and Chairman  June 30, 2000
-------------------------        of the Executive Committee
   John A. Nash

/s/Lance R. Odden                      Director                June 30, 2000
-------------------------
   Lance R. Odden

/s/Theodore M. Solso                   Director                June 30, 2000
-------------------------
   Theodore M. Solso

/s/Gregory F. Ehlinger           Senior Vice President         June 30, 2000
-------------------------     (Principal Financial Officer)
   Gregory F. Ehlinger

/s/Jody A. Littrell             Vice President and Controller  June 30, 2000
-------------------------      (Principal Accounting Officer)
   Jody A. Littrell

                                INDEX TO EXHIBITS

EXHIBIT NUMBER                           DESCRIPTION OF EXHIBIT
--------------                           -----------------------

     4.1 Articles of Incorporation, as amended. (Incorporated by reference to Exhibit 3(b) to Form 10-K report for the year ended December 31, 1999, File No. 0-6835).

     4.2 Code of By-laws as amended to date. (Incorporated by reference to Exhibit 3(ii)3(a) to Form 10-K report for the year ended December 31, 1997, File No. 0-6835).

     5.1 Opinion of Vedder, Price, Kaufman & Kammholz regarding the legality of any original issuance of Common Stock.

     23.1 Consent of PricewaterhouseCoopers LLP.

     23.2 Consent of Vedder, Price, Kaufman & Kammholz (included in Exhibit
          5.1).

     24.1 Power of Attorney (included on the Signature Pages of the Registration Statement).